Exhibit 5.1

300 East Lombard Street, 18th Floor Baltimore, MD 21202-3268 TEL 410.528.5600 FAX 410.528.5650 www.ballardspahr.com

March 15, 2022

NexPoint Real Estate Finance, Inc. 300 Crescent Court Suite 700 Dallas, Texas 75201

Re:

NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”) -- Issuance and sale of up to $100,000,000 aggregate gross sales price of (a) shares (the “ATM Common Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, and (b) shares (the “ATM Preferred Shares” and together with the ATM Common Shares, collectively, the “Shares”) of 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of the Company from time to time pursuant to the Equity Distribution Agreements and the Registration Statement (as such terms are defined herein)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-263300), which was originally filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about March 4, 2022 (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on February 3, 2020, Articles Supplementary filed with the Department on July 20, 2020 (the “2020 Series A Articles Supplementary”) and Articles Supplementary filed with the Department on March 31, 2021 (the “2021 Series A Articles Supplementary” and together with the 2020 Series A Articles Supplementary, the “Series A Articles Supplementary”);

(ii)    the Amended and Restated Bylaws of the Company adopted on or as of May 4, 2021 (the “Bylaws”);

(iii)    Written Consent of Sole Director in Lieu of Organization Meeting, dated as of June 10, 2019 (the “Organizational Resolutions”);

BALLARD SPAHR LLP

NexPoint Real Estate Finance, Inc.

March 15, 2022

(iv)    resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, on or as of July 13, 2020, July 17, 2020, March 25, 2021, March 31, 2021, March 14, 2022 and March 15, 2022 relating to, among other things, the authorization of the issuance and sale of the Shares (collectively, the “Directors’ Resolutions”);

(v)    the Registration Statement and the related base prospectus, dated March 14, 2022, and the related prospectus supplement, dated March 15, 2022, each in the form filed or to be filed with the Commission pursuant to the Act;

(vi)    each of the Equity Distribution Agreements, dated as of March 15, 2022, by and among the Company, NexPoint Real Estate Finance Operating Partnership, L.P., NexPoint Real Estate Advisors VII, L.P. and each of Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc., Robert W. Baird & Co. Incorporated and Virtu Americas LLC (collectively, the “Equity Distribution Agreements”);

(vii)    a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Resolutions and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and as to the manner of adoption of the Directors’ Resolutions and the form, approval, execution and delivery of the Equity Distribution Agreements;

(viii)    a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(ix)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

NexPoint Real Estate Finance, Inc.

March 15, 2022

(d)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)    the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)    none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Charter or Section 10 of the Series A Articles Supplementary relating to restrictions on ownership and transfer of shares of stock of the Company;

(g)    none of the Shares will be issued or sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(h)    the aggregate gross sales price of all of the Shares issued and sold pursuant to the Equity Distribution Agreements will not exceed $100,000,000; the aggregate number of ATM Common Shares issued and sold pursuant to the Equity Distribution Agreements will not exceed the maximum number of ATM Common Shares authorized for issuance and sale in the Directors’ Resolutions; and the aggregate number of ATM Preferred Shares issued and sold pursuant to the Equity Distribution Agreements will not exceed the maximum number of ATM Preferred Shares authorized for issuance and sale in the Directors’ Resolutions;

(i)    the consideration per share to be received by the Company for each ATM Common Share and each ATM Preferred Share issued and sold pursuant to the Equity Distribution Agreements will be determined in accordance with, and will not be less than the applicable minimum consideration per share nor more than any applicable maximum consideration per share set forth in, the Directors’ Resolutions; and

(j)    upon each issuance of any ATM Preferred Shares subsequent to the date hereof, and upon each issuance of any ATM Common Shares subsequent to the date hereof, the total number of shares of Common Stock issued and outstanding on the date subsequent to the date hereof on which such ATM Preferred Shares or ATM Common Shares are issued, after giving effect to the issuance of such ATM Common Shares and the prospective issuance of shares of Common Stock upon the conversion of the ATM Preferred Shares then issued and outstanding, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter; and upon each issuance of any ATM Preferred Shares subsequent to the date hereof, the total number of shares of Series A Preferred Stock issued and outstanding on the date subsequent to the date hereof on which such ATM Preferred Shares are issued, after giving effect to the issuance of such ATM Preferred Shares, will not exceed the total number of shares of Series A Preferred Stock that the Company is authorized to issue under the Charter.

BALLARD SPAHR LLP

NexPoint Real Estate Finance, Inc.

March 15, 2022

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.    The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company in exchange for payment therefor as provided in, and in accordance with, the Equity Distribution Agreements and the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP